UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 20, 2014, Cynosure, Inc. (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period, described below, under the Cynosure, Inc. 401(k) Plan and the Palomar Medical Technologies, Inc. 401(k) Plan (collectively, the “Plans”), as a result of the merger of the Plans. Due to this change, participants in the Plans will be temporarily unable to request exchanges or obtain loans or distributions involving assets of the Plans invested in the class A common stock of the Company during a temporary blackout period that is scheduled to begin on July 24, 2014, and is expected to end during the week of August 17, 2014 (the “Plan Blackout Period”).

On June 20, 2014, the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, they would be prohibited during the Plan Blackout Period from purchasing or selling shares of the Company’s class A common stock (including derivative securities pertaining to such shares) acquired in connection with their service or employment as a director or an executive officer.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Plan Blackout Period and for a period of two years after the ending date of the Plan Blackout Period, stockholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Plan Blackout Period. The name, address and telephone number of the person designated by the Company to respond to inquiries about the Plan Blackout Period is:

Timothy W. Baker

Executive Vice President, Chief Operating Officer and Chief Financial Officer

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

978-256-4200

tbaker@cynosure.com

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: June 20, 2014	/s/ Timothy W. Baker
Timothy W. Baker Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Trading Blackout Period for Directors and Executive Officers dated June 20, 2014